Exhibit 99.1
EOP Operating Limited Partnership Tender Offers and Consent Solicitations Further Amended CHICAGO (January 11, 2007) — Equity Office Properties Trust (NYSE: EOP) announced today that its subsidiary, EOP Operating Limited Partnership, has further amended its previously announced cash tender offers in respect of an aggregate of approximately $8.4 billion of its outstanding unsecured debt securities, which we refer to as the “Notes.” Following discussions with “The Ad Hoc Committee of Unsecured Noteholders of Equity Office Properties Trust,” EOP Operating Limited Partnership has amended further the terms of the tender offers to provide that the “total consideration,” as defined in EOP Operating Limited Partnership’s Offer to Purchase and Consent Solicitation Statement dated December 26, 2006 (the “Offer to Purchase”), for each of the 7.250% Notes due 2028 (CUSIP No. 268766AS1) and the 7.500% Notes due 2029 (CUSIP No. 268766BH4) will be determined based on an amended Applicable Spread of 25 basis points, and the total consideration for the 7.875% Notes due 2031 (CUSIP No. 268766BV3) will be determined based on an amended Applicable Spread of 60 basis points, in each case subject to a minimum price of $1,000 per $1,000 principal amount of Notes. EOP Operating Limited Partnership indicated that pricing for the other Notes pursuant to the tender offers and consent solicitations, as previously amended, remains unchanged.
EOP Operating Limited Partnership indicated that it has extended the consent payment deadline for the tender offers and consent solicitations for the Notes issued under the 1997 Indenture and the Notes issued under the 2000 Indenture and, as a result, holders of such Notes who wish to receive the total consideration offered pursuant to the tender offers for such Notes must now validly tender and not validly withdraw their Notes on or prior to 5:00 p.m., New York City time, on January 18, 2007, unless extended or earlier terminated (the “Consent Payment Deadline”). As previously announced, EOP Operating Limited Partnership has received the requisite consents sought with respect to each series of Notes under the 1995 Indenture and, accordingly, the consent payment deadline for such Notes has not been extended and withdrawal rights with respect to such Notes have now expired.
The total consideration offered in the tender offers and consent solicitations for the 1997 Indenture Notes and the 2000 Indenture Notes includes a consent payment of $50.00 per $1,000 principal amount of Notes (other than the Internotes) and a consent payment of $10.00 per $1,000 principal amount of the Internotes identified in the Offer to Purchase, in each case payable in respect of such Notes validly tendered and not validly withdrawn and as to which consents to the proposed amendments are delivered on or prior to the Consent Payment Deadline, subject to the terms and conditions of the tender offers and consent solicitations, as amended. Holders of the 1997 Indenture Notes and the 2000 Indenture Notes must validly tender and not validly withdraw such Notes on or prior to the Consent Payment Deadline in order to be eligible to receive the applicable total consideration (which includes the applicable consent payment described in the foregoing sentence) for such Notes purchased in the tender offers. Holders who validly tender their 1997 Indenture Notes and 2000 Indenture Notes after the Consent Payment Deadline and on or prior to 8:00 a.m., New York City time, on February 8, 2007 (unless extended or earlier terminated by EOP Operating Limited Partnership, the “Offer Expiration Date”), will be eligible to receive the tender offer consideration, which is an amount, paid in cash, equal to the applicable total consideration less the applicable consent payment.
In each case, holders whose Notes are accepted for payment in the tender offers will receive accrued and unpaid interest in respect of such purchased Notes from the last interest payment date to, but not including, the payment date for Notes purchased in the tender offers.
The tender offers and consent solicitations relating to the Notes are being made upon the terms and conditions set forth in the Offer to Purchase and the related Consent and Letter of Transmittal, as heretofore amended and as amended hereby. Further details about the terms and conditions of the tender offers and consent solicitations relating to the Notes are set forth in the Offer to Purchase, as well as in the press releases issued by Equity Office Properties Trust on December 29, 2006, January 2, 2007 and January 10, 2007 (two releases).
EOP Operating Limited Partnership has retained Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated to act as the lead Dealer Managers and Solicitation Agents for the tender offers and consent solicitations for the Notes, and they can be contacted at (877) 686-5059 (toll-free) ((212) 357-0775 (collect)) and (888) 654-8637 (toll-free) ((212) 449-4914 (collect)), respectively. Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. Incorporated are also acting as Dealer Managers and Solicitation Agents in connection with the tender offers and consent solicitations for the Notes. Requests for documentation for the tender offers and consent solicitations relating to the Notes may be directed to Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).
This release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The tender offers and consent solicitations for the Notes are only being made pursuant to the tender offer and consent solicitation documents as heretofore amended and as amended hereby, including the Offer to Purchase, including the documents incorporated, or deemed incorporated, by reference therein. The tender offers and consent solicitations for the Notes are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the tender offers and consent solicitations to be made by a licensed broker or dealer, the tender offers and consent solicitations will be deemed to be made on behalf of EOP Operating Limited Partnership by the Dealer Managers (who are also the Solicitation Agents), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Equity Office Properties Trust
Equity Office, operating through its various subsidiaries and affiliates, is the largest publicly traded owner and manager of office properties in the United States by square footage. At September 30, 2006, Equity Office had a national office portfolio comprised of whole or partial interests in 585 office buildings located in 16 states and the District of Columbia. As of that date, Equity Office had an ownership presence in 24 Metropolitan Statistical Areas (MSAs) and in 100 submarkets, enabling it to provide a wide range of office solutions for local, regional and national customers.
EOP Operating Limited Partnership is a Delaware limited partnership through which Equity Office conducts substantially all of its business and owns, either directly or indirectly through subsidiaries, substantially all of its assets.
Forward Looking Statements
This press release contains certain forward-looking statements based on current Equity Office management expectations. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results, performance or transactions of Equity Office and its subsidiaries to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to: (1) the failure to satisfy the conditions to completion of the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required shareholder approval; (2) the failure to obtain the necessary financing arrangements set forth in the commitment letters received by Blackhawk Parent LLC (an affiliate of The Blackstone Group) in connection with the proposed mergers and the actual terms of such financings; (3) the failure of the proposed mergers to close for any other reason; (4) the occurrence of any effect, event, development or change that could give rise to the termination of the merger agreement; (5) the outcome of the legal proceedings that have been, or may be, instituted against Equity Office and others following the announcement of the proposed mergers; (6) the risks that the proposed transactions disrupt current plans and operations including potential difficulties in employee retention; (7) the amount of the costs, fees, expenses and charges related to the proposed mergers; and (8) the substantial indebtedness that will need to be incurred to finance consummation of the proposed mergers and related transactions, including the tender offers and consent solicitations and other refinancings of Equity Office and its subsidiaries; and other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Equity Office’s and EOP Operating Limited Partnership’s filings with the Securities and Exchange Commission (“SEC”). Many of the factors that will determine the outcome of the subject matter of this press release are beyond Equity Office’s ability to control or predict. Equity Office undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Mergers and Where to Find It
In connection with proposed merger transactions involving Equity Office and EOP Operating Limited Partnership and affiliates of The Blackstone Group, Equity Office filed a definitive proxy statement with the SEC and is furnishing the definitive proxy statement to Equity Office’s shareholders. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTIONS. Shareholders can obtain the proxy statement and all other relevant documents filed by Equity Office with the SEC free of charge at the SEC’s website at www.sec.gov or from Equity Office Properties Trust, Investor Relations at Two North Riverside Plaza, Suite 2100, Chicago, Illinois, 60606, (800) 692-5304 or at www.equityoffice.com. The contents of the Equity Office website are not made part of this press release.
Equity Office and its trustees and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed merger transactions. Information about Equity Office and its trustees and executive officers, and their ownership of Equity Office’s securities, is set forth in the proxy statement relating to the proposed merger transactions described above.

CONTACT:	Equity Office Properties Trust Beth Coronelli, 312-466-3286 (Investors/Analysts) Terry Holt, 312-466-3102 (Media)
SOURCE:	Equity Office Properties Trust